SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 11, 1999


                              UnitedGlobalCom, Inc.
             (formerly known as United International Holdings, Inc.) (Exact name of Registrant as specified in its charter)


   Delaware                        0-21974                  84-1116217
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification #)
incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

On November 11, 1999 UnitedGlobalCom, Inc. announced a two-for-one split of its common stock. Shareholders of record at the close of business on November 22, 1999 will be entitled to one additional share of common stock for each share they own on that date. New shares will be mailed or delivered on or about the payable date of November 30, 1999, by the Company's transfer agent ChaseMellon Shareholder Services, LLC. The ex-dividend date, the date on which the change in the stock price will be reflected on the NASDAQ market, will be on or about December 1, 1999. The stock split will increase the number of shares of Class A common stock outstanding from approximately 34.6 million shares to approximately
69.2 million shares and Class B common stock outstanding from approximately 9.7 million shares to approximately 19.4 million shares. Following the split, a total of approximately 88.6 million common shares will be outstanding.












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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UnitedGlobalCom, Inc.



DATE: November 12, 1999                     By:    /s/ Valerie L. Cover
                                                -------------------------------
                                                Valerie L. Cover
                                                Vice President and Controller
                                                (a Duly Authorized Officer and
                                                Principal Financial Officer)







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